UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2004 (December 17, 2004)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Section 4     Matters Related to Accountants and Financial Statements

Item 4.01     Changes in Registrant’s Certifying Accountant.

On December 17, 2004 U.S. Energy Corp. (“the Company”) dismissed its auditor Grant Thornton LLP ("GT") and engaged the independent registered public accounting firm Epstein, Weber & Conover,  PLC, Scottsdale, Arizona, to audit the company’s financial statements for the fiscal year ending December 31, 2004. GT served as the independent auditor for the Company and audited the Company’s financial statements for more than the last two fiscal years.

GT’s audit reports on the Company’s financial statements for the fiscal year ended December 31, 2003, the seven months ended December 31, 2002, and the (former) fiscal years ended May 31, 2002 and 2001, contained a paragraph reporting uncertainty as to whether the Company will continue as a going concern. The audit reports did not contain an adverse opinion or a disclaimer of opinion, and were not otherwise qualified or modified as to audit scope or accounting principles.

The decision to change audit firms was recommended by the Company’s Audit Committee, and approved by that committee and the full Board of Directors.

There has not been, during the two most recent fiscal years, or during any subsequent interim period preceding the change of audit firms, any disagreement with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of GT, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

In addition, during the two most recent fiscal years, there were no disagreements between the Company and GT which constituted “reportable events” under item 304(a)(1)(v) of Regulation S-K. Disclosure of such “reportable events” in this Form 8-K would be required even if the company and GT did not express a difference of opinion regarding the event.

We have provided GT with a copy of this Form 8-K. GT's concurrence letter addressed to the SEC is filed as an exhibit to this report.

Section 9:     Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits

(a)     Not applicable
(b)     Not applicable
(c)     Exhibit 16 - Concurrence letter from Grant Thornton LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: December 22, 2004	By:	/s/ Keith G. Larsen
Keith G. Larsen, President

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